SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 12, 2002

Date of Report (date of earliest event reported)

INTRAWARE, INC.
(Exact name of Registrant as specified in charter)

Delaware	000-25249	68-0389976
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Orinda Way
Orinda, California 94563

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (925) 253-4500

N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events

On August 12, 2002, Intraware, Inc. and Zomax Incorporated announced that they had entered into a strategic alliance in which Zomax will market and resell Intraware’s Subscribe Net ESDM service to Zomax’s customer base through an OEM and royalty agreement.  Under the strategic alliance agreement Zomax will pay Intraware a minimum of $15 million in fees over 10 years, subject to some conditions, including Zomax’s right to cancel the agreement at any time on one year’s notice.

Intraware also sold Zomax 6,097,561 shares of Intraware Common Stock at a per share price of $0.82.  These shares represent approximately 12% of the outstanding shares of Intraware.

Intraware has agreed to register the resale of these shares by August 12, 2003.

Item 7.                                                    Financial Statements, Pro Forma Financial Information and Exhibits

(a)                                  Financial Statements.

Not applicable.

(b)                                 Pro Forma Financial Information.

Not applicable.

(c)                                  Exhibits

10.1	Form of Registration Rights Agreement, dated August 12, 2002, by and between Intraware, Inc. and Zomax Incorporated.

10.2	Form of Common Stock Purchase Agreement, dated August 12, 2002, by and between Intraware, Inc. and Zomax Incorporated.

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2002	INTRAWARE, INC.

/s/ JOHN J. MOSS
John J. Moss
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Exhibit Title
10.1	Form of Registration Rights Agreement, dated August 12, 2002, by and between Intraware, Inc. and Zomax Incorporated.
10.2	Form of Common Stock Purchase Agreement, dated August 12, 2002, by and between Intraware, Inc. and Zomax Incorporated.